Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of September, 1997

Principal and Interest Collections

     Beginning Pool Balance                                    (1) $  159,851,954.84

     Beginning Pool Factor [(1)/$ 183,011,151.56]              (2)         0.8734547

     Principal Collected                                       (3) $    3,661,447.12

     Interest Collected                                        (4) $    1,269,571.24

          Less:  Accrued Interest Prior to Cut Off Date        (5)        842,499.56

          Less:  Additional Purchased Accrued Interest         (5a)             0.00

          Plus:  Purchased Accrued Interest -
                             End of Collection Period          (6)        803,214.67

        Net decrease/(increase) in Purchased
        Accrued Interest [(5)+(5a)-(6)]                        (7) $       39,284.89

          Plus:  "Non-Reimbursable Interest Payment"           (8)         11,376.63

                         Total Interest Received
                         [(4)-(5)-(5a)+(6)+(8)]                (9) $    1,241,662.98

     Additional Deposits
            (i)   Repurchase Amounts                           (10)            0.00
           (ii)   Liquidation Proceeds                         (11)       101,802.96
          (iii)   Yield Supplement Deposit Amount              (12)             0.00

     Total Additional Deposits  [(10)+(11)+(12)]               (13) $     101,802.96

     Total Available Funds [(3)+(9)+(13)]                      (14) $   5,004,913.06

     Defaulted Receivable Principal Balance  [(A1)]            (15) $     144,829.30

     Ending Pool Balance [(1)-(3)-(15)]                        (16) $ 156,045,678.42

     Ending Pool Factor [(16)/$ 183,011,151.56]                (17)        0.8526567





/TABLE

   Fleetwood Credit Receivables Corp.
   FLEETWOOD CREDIT 1997-A GRANTOR TRUST


   Servicer's Certificate
   For the Month of September, 1997


Distributions:
                                                          Class A        Class B           Total
Class Percentage                                            96.5%           3.5%            100%
Pool Factor (Ending Pool Balance)                       0.8526567      0.8526567       0.8526567
Class Coupon                                                6.64%          6.83%

September Beginning Pool Balance [(1)]            $154,257,136.42  $5,594,818.42 $159,851,954.84

September Ending Pool Balance [(16)]              $150,584,079.68  $5,461,598.74 $156,045,678.42

Collected Principal [(3)]                           $3,533,296.47    $128,150.65   $3,661,447.12

Collected Interest [(9)]                            $1,198,204.78     $43,458.20   $1,241,662.98

Other Collected Interest  [(9a)]                            $0.00          $0.00           $0.00

Additional Deposits [(10)+(11)]                        $98,239.86      $3,563.10     $101,802.96

Servicing Fee [(1.0%/12)x(1)]                        ($128,547.61)    ($4,662.35)  ($133,209.96)

Total Available Funds                               $4,701,193.50    $170,509.60   $4,871,703.10




Payments to Certficateholders:
Principal Distributable Amount [(1)-(16)]           $3,673,056.74    $133,219.68   $3,806,276.42
Interest Distributable Amount [(1)x(coupon/12)]       $853,556.15     $31,843.84     $885,399.99
    Total Payments to Certificateholders             4,526,612.89    $165,063.52   $4,691,676.41

Reserve Fund payment                                        $0.00          $0.00           $0.00

Amount due Class B but paid to
  Class A (subordination)                                   $0.00

Class A Interest Carryover Shortfall                        $0.00
Class A Principal Carryover Shortfall                       $0.00
Class B Interest Carryover Shortfall                                       $0.00
Class B Principal Carryover Shortfall                                      $0.00
Amounts Remaining in the Certificate
   Account to be paid to the Seller                   $174,580.61      $5,446.08     $180,026.69

Memo:
   Principal Difference                               ($41,520.41)    ($1,505.93)   ($43,026.34)
   Interest Difference                                $216,101.02      $6,952.01     $223,053.03
   Total                                              $174,580.61      $5,446.08     $180,026.69


/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of September, 1997

Determination of the Servicer Letter of Credit Amount

     Number of Contracts - End of Month                            (45)          N/A

     Original number of contracts                                  (46)          N/A

     Percent of Original Contracts remaining
          [((45)/(46))x100]                                        (47)          N/A

     Original Servicer Letter of Credit Amount                     (48) $        N/A

     Revised Servicer Letter of Credit Amount
          [Lessor of [(48)x(47) or the Beginning
          Pool Balance (1)]                                        (49) $        N/A

     Prior Month Servicer Letter of Credit Amount
          [Previous Month (49)]                                    (50) $        N/A

     Servicer Letter of Credit Fee                                 (51) $        N/A

Yield Supplement Amount

     Receivables with coupon rates below 7.65%
          Principal Outstanding                                    (52) $        N/A
          Number of receivables                                    (53)          N/A
          Interest on the Receivables at their APR                 (54) $        N/A
          Interest due on the Receivables at the
              Pass-Through Rate                                    (55) $        N/A
          Yield Supplement Amount [(54)-(55)]                      (56) $        N/A

Defaulted Receivables

     Amount of principal and accrued interest due from
          Obligors on Defaulted Receivables
               Principal                                           (A1) $ 144,829.30
               Interest                                            (A2)     2,075.72
               Expense                                             (A3)       986.12

                       Total                                        (A) $ 147,891.14

          Less:   Liquidation Proceeds                              (B) $ 101,802.96

     Realized Loss  [(A1)+(A2)-(B)]                                 (C) $  45,102.06

     Cumulative Losses  (Including Expenses)                        (D) $ 125,348.73
     Cumulative Loss Percentage  [(D)/$183,011,151.56]                         0.07%
          (Less than 1.5% ?)

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of September, 1997

Reconciliation of Reserve Fund

     Beginning Reserve Fund Balance                              (57) $ 3,996,298.87

          Plus:  Excess Amounts from Seller                      (57a)    180,026.69
          Plus:  Investment Earnings                             (57b)     19,426.45
          Less:  Reserve Fund Payments                           (58)           0.00
                         Subtotal Reserve Fund                        $ 4,195,752.01

         Plus:  Beginning Negative Carry Balance                 (58a)          0.00
          Plus:   Negative Carry Investment Earnings             (58b)          0.00
          Less:  Payment from Negative Carry                     (58c)          0.00

          Ending Negative Carry Balance                          (58d)          0.00

     Reserve Fund Prior to Payments to Seller                    (59) $ 4,195,752.01

     Required Reserve Fund Balance:
          (Lesser of 1 or 2)

      (1) Greater of:  $3,660,223 or 2.50% of the Ending Pool Balance
          (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
          Percentage exceeds 1.5%), or (2);

      (2) (18% - Subordination Fraction) x the Ending Pool Balance               NA

     Required Amount                                             (60) $ 3,901,141.96

     Amount of Excess Reserve released  [(59)-(60)]              (61) $   294,610.05
          (No Release to be made during Pre-funding period)


     Ending Reserve Fund Balance to be invested(including        (62) $ 3,901,141.96
          Negative Carry Balance)


     Reserve Fund Balance as a Percent
             of the Ending Pool Balance                          (63)          2.50%

     Interest Income on Reserve Fund for September, 1997
           from First Chicago                                    (64) $    19,426.45

     Interest Income on Negative Carry Balance for September, 1997
          from First Chicago                                    (65) $         0.00


 Fleetwood Credit Receivables Corp.
  FLEETWOOD CREDIT 1997-A GRANTOR TRUST

  Servicer's Certificate
  For the Month of September, 1997

Reconciliation of Net Payment to the Trustee
Available Funds                                                        $5,004,913.06
   Servicing Fees                                                      ($133,209.96)
Total Available Funds                                                  $4,871,703.10

Total payments to Class A                                              $4,526,612.89
Total payments to Class B                                                $165,063.52

Reserve Fund:
    Excess from Seller [(57a)]                                           $180,026.69
    Reserve Fund Payments [(58)]                                               $0.00
Gross payment to the Trustee                                           $4,871,703.10

Amounts Held by Trustee:
    Less:  Amount released from Reserve Fund
           in excess of $3,660,223 (Net of Reserve Fund payment)         $294,610.05
    Less:  Balance of Prefunded Account payable
                 to Certificateholders                                           N/A

           Less:  Amount paid from Negative Carry
                         Balance [(58c)]                                         N/A
           Less:  Amount paid from Pre-Funded
                         Amount Earnings [(72)]                                  N/A
           Total Other Collected Interest                          (9a)          N/A

Total Amount Held by Trustee                                             $294,610.05

Net payment to the Trustee                                             $4,577,093.05

Reconciliation of Pre-Funding Account
Beginning Pre-Funded Amount                                        (70)          N/A
        [Prior Month (74)]
    Less:  Amount applied to the purchase of
                 Subsequent Receivables                            (71)          N/A
    Plus:  Earnings on Pre-Funded Amount                           (72)          N/A
    Less:  Payment of Earnings                                     (73)          N/A

Ending Pre-Funding Amount                                          (74)          N/A

Account Activity
       Number of Accounts - Beginning of Month                                 5,153
            Less:  Account Paid Off / Repurchased                                 92
            Plus:  Accounts in Collateral Addition                                 0
      Number of Accounts - End of Month                                        5,061
Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                               8
      Aggregate Principal Balance Outstanding                             303,535.15

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST
Servicer's Certificate
For the Month of September, 1997


Delinquent Accounts
   Period of Delinquency                     Units      Amount       Percent of Pool

   30 - 59 days                                16    $516,413.73          0.33%
   60 - 89 days                                 2      95,937.49          0.06%
   90 days or more                              0           0.00          0.00%
                Total                          18    $612,351.22          0.39% (A)

   Repossession Inventory                       8    $303,535.15          0.195%(B)

Delinquency Percentage
                                                                        Quarter
                                             JUL      AUG      SEPT      Total (Avg)
   90 days or more  (000)                  $  0.0    $  0.0   $  0.0    $  0.0

   Repossession Inventory (000)            $304.0    $315.9   $303.5    $307.8

   Total                                   $304.0    $315.9   $303.5    $307.8 (A)

   Ending Pool Balance (mils)              $163.0    $159.9   $156.0    $159.6 (B)

   Delinquency Percentage (A)/(B)                                         0.19%

Realized Loss Analysis
                                                                        Quarter
                                             JUL        AUG    SEPT      Total
Realized Losses/(Recoveries)      (X)
         [(A1+(A2)-(B)]  (000)             $ 25.1    $ 29.8   $ 45.1    $100.0 (Sum)

Beginning Pool Balance (mils)      (Y)     $166.7    $163.0   $159.9    $163.2 (Avg)

Realized Loss Percentage
         (Less than 1.5%?)  [((X)/(Y))*4]                                      0.25%

Realized Losses Since Inception (less than $2,745,168 ?)                 $122,875.18

Change in Realized Losses                                                $ 45,102.06

Proceeds from Insurance and Dealer Repurchases

   Proceeds received during the month from
         physical damage insurance                                             $0.00

   Proceeds received during the month from Dealer
         repurchase obligations relating to Defaulted Receivables              $0.00
